EXHIBIT 4






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          CHARTERED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS



                              SUMMIT BANCORP, INC.
                             Medway, Massachusetts



                                                  THE SHARES REPRESENTED BY THIS
                                                      CERTIFICATE ARE SUBJECT TO
                                                      CERTAIN RESTRICTIONS.  SEE
                                                                   REVERSE SIDE.

           $.01 par value common stock--fully paid and non assessable

This  certifies  that  _____________________________  is the owner of __________
shares of the common stock of SUMMIT BANCORP, INC. (the "Corporation"), a corporation chartered under the laws of the Commonwealth of Massachusetts.

The shares evidenced by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, in person or by his duly authorized attorney or legal representative, upon surrender of this certificate properly endorsed. This Certificate in not valid until countersigned and registered by the Corporation's transfer agent and registrar. This security is not a deposit or savings account and is not insured or guaranteed by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other insurer.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be affixed hereto.

DATED:____________________



----------------------------                        ----------------------------
        Treasurer                  (SEAL)                      President




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                              SUMMIT BANCORP, INC.

      This Certificate and the shares of common stock represented hereby are issued and shall be held subject to the laws of the Commonwealth of Massachusetts and the Articles of Organization and Bylaws of the Corporation, to all of which the holder by acceptance hereof assents. The Corporation will furnish to any shareholder, upon written request and without charge, a copy of the Articles of Organization and Bylaws of the Corporation.

      The Board of Directors of the Corporation is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Corporation will furnish to any shareholder, upon written request and without charge, a full description of each class of stock and any series thereof.

      The shares represented by this Certificate may not be cumulatively voted in the election of directors of the Corporation. The Articles of Organization require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of voting stock of the Corporation, voting together as a single class, to amend certain provisions of the Articles of Organization.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common   UNIF GIFT MIN ACT - _________Custodian_________
                                                      (Cust)            (Minor)
TEN ENT - as tenants by the entireties
                                               Under Uniform Gifts to Minors Act
JT TEN  - as joint tenants with right
          of survivorship and not as           _________________________________
          tenants in common                                   (State)

     Additional abbreviations may also be used though not in the above list



For value received, ___________________ hereby sell, assign and transfer unto

[                                              ]

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

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              (please print or typewrite name and address including
                          postal zip code of assignee)

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_________________________________________________________________  Shares of the
Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________ Attorney to
transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated, _____________________________

In the presence of                          Signature:
____________________________________                  __________________________


NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.